For Immediate Release                                            EXHIBIT 99.1






For information contact:
Liz Kohlmyer
Communications Manager
(407) 540-2221
                                                                    NYSE: TSY




           TRUSTREET PROPERTIES CLOSES ON THE SALE OF THE FSI HAWAIIAN
                          OPERATIONS TO ALOHA PETROLEUM



ORLANDO, FL - September 29, 2005 - Trustreet Properties, Inc. (NYSE:TSY) closed on the sale of the FSI Hawaiian convenience and gas operations to Aloha Petroleum. This business was acquired in February 2005 as a result of the merger with US Restaurant Properties, Inc. Under the terms of this transaction, Trustreet sold the real property associated with the fuel terminal and retained the real property associated with the retail locations.

About Trustreet
Trustreet   Properties,   Inc.  (pronounced  trust  -  street)  is  the  largest
self-advised restaurant real estate investment trust (REIT) in the United States. Trustreet, traded on the NYSE under the ticker symbol TSY, provides a complete range of financial, real estate and advisory services to operators of national and regional restaurant chains. For more information, visit our web site at http://www.trustreet.com.


The company does not disclose certain information on individual transactions. Lease rates and terms are competitive in nature and are considered proprietary information.

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